                                                                  Exhibit 10.152

                                                                February 8, 2001



Lexington Rubber Group, Inc., formerly
  known as Lexington Components, Inc.
767 Third Avenue
New York, New York  10017

                  Re: New Equipment Term Loan Limit
                      -----------------------------
Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Rubber Group, Inc. ("LRG") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         Pursuant to the terms of the letter agreement re: Amendment to Financing Agreements, dated as of March 25, 1994, as amended, Congress may from time to time make New Equipment Term Loans to LRG and Lexington Precision Corporation ("LPC") up to the aggregate principal amount of $5,000,000 (the "New Equipment Term Loan Limit"). Notwithstanding such New Equipment Term Loan Limit, Congress is willing to make a New Equipment Term Loan to LRG in the amount of $2,000,000 evidenced by the New Equipment Term Note, dated of even date herewith, made by LRG payable to Congress in the original principal amount of $2,000,000 (the "February 2001 LRG New Equipment Term Loan").

         LRG and Congress hereby agree as follows:

           The February 2001 LRG New Equipment Term Loan shall not be considered for purposes of the New Equipment Term Loan Limit.

           All of the proceeds of the February 2001 LRG New Equipment Term Loan shall be used solely for the purchase by LRG of the equipment set forth on Schedule A attached hereto and made a part hereof and for the payment of accounts payable owing by LRG to the vendors of such equipment who are listed on Schedule A and for no other purposes, as follows: (a) $1,500,000 of the proceeds of the February 2001 LRG New Equipment Term Loan must be used for such purposes within ninety (90) days from the date of this letter agreement and (b) the remaining $500,000 of the proceeds of the February 2001 LRG New Equipment Term Loan must be used for such purposes within one hundred thirty-five (135) days from the date of this letter agreement.

           Notwithstanding any provision of the Financing Agreements to the contrary, after the date hereof, Congress shall not be obligated to make any New Equipment Term Loans.

           In addition to all other fees, charges, interest and expenses payable by LRG to Congress, LRG shall pay to Congress, or Congress, at its option, may charge the account of LRG maintained by Congress, a fee for making the February 2001 LRG New Equipment Term Loan and for entering into this letter agreement in the amount equal to $150,000, which fee is fully earned as of the date hereof and shall constitute part of the Obligations, payable as follows: (a) $40,000 on the date hereof and (b) $12,222.22 on May 1, 2001 and on the first day of each of the next consecutive eight (8) months, PROVIDED, THAT, any such monthly payment of such fee as set forth in clause (b) above shall not be due and payable if as of the due date of any such monthly payment the Obligations have been paid in full and the Financing Agreements have been terminated.

           Except as set forth herein, all terms and provisions of the Financing Agreements shall remain in full force and effect and are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof. Except as expressly set forth herein, no other or further amendment, waiver or consent is implied, and LRG shall not be entitled to any other or further amendment, waiver or consent by virtue of the provisions of this letter agreement or with respect to the subject matter of this letter agreement.

           In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LRG to Congress pursuant to the Financing Agreements, LRG hereby represents, warrants and covenants with and to Congress that: (a) except for the Event of Default referenced in the Agreement, dated as of January 31, 2001, among LPC, LRG and Congress and the Event of Default arising from the failure of LRG to comply with subparagraph IV(f) of the Covenants Supplement to Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Congress and LRG, as amended, no Event of Default exists or has occurred and is continuing on the date of this letter agreement and (b) this letter agreement has been duly executed and delivered by LRG and is in full force and effect as of the date hereof, and the agreements and obligations of LRG contained herein constitute the legal, valid and binding obligations of LRG enforceable against LRG in accordance with their terms.

           This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

           This letter agreement may be executed and delivered in counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this letter agreement, it shall not be necessary to produce or account for more than one counterpart hereto signed by each of the parties hereto. This letter agreement may be delivered by telecopier with the same force and effect as if it were a manually delivered counterpart.

           This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of their duly authorized officers, the parties hereto agree as set forth herein.


                                   Very truly yours,

                                   CONGRESS FINANCIAL CORPORATION

                                   By:    Herbert C. Korn
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------



AGREED AND ACCEPTED:

LEXINGTON RUBBER GROUP, INC.

By:    Michael A. Lubin
    ---------------------------------
Title: Chairman of the Board
      -------------------------------

                                     CONSENT
                                     -------


  The undersigned guarantor hereby consents to the foregoing letter agreement, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON RUBBER
 GROUP, INC. ("LRG") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the
                    Financing Agreements as amended hereby.

                                      LEXINGTON PRECISION CORPORATION

                                      By:    Michael A. Lubin
                                           ------------------------------------
                                      Title: Chairman of the Board
                                             -----------------------------------